Exhibit 10.27

Ovonic Battery Company

A Subsidiary of Energy Conversion Devices, Inc.

2968 Waterview Drive, Rochester Hills, MI 48309 Telephone (248) 293-0440 Fax (248) 853-4296

CERTIFICATE OF LICENSE

Ovonic Battery Company, Inc. ("OBC"), a corporation of the state of Delaware, United States of America hereby certifies that the commercial nickel metal hydride battery products of TMK Power Industries, Ltd., a corporation having a place of business in the People's Republic of China are duly licensed for consumer applications under the nickel metal hydride battery patents of OBC; and therefore, TMK Power Industries Ltd. is authorized by OBC to manufacture and sell such nickel metal hydride battery products. This license does not extend to propulsion applications of such battery products. An up-to-date listing of all authorized Ovonic licensees can be found at www.ovonic.com/alliances/alliances-licensees-battery.htm. Certification is only valid if accompanied by listing on the Ovonic webpage. This Certificate of License is valid until March 31, 2007.

Marvin S. Siskind
Intellectual Property Counsel
Ovonic Battery Company, Inc.

Michael A. Fetcenko
Senior VP Director of Technology
Ovonic Battery Company, Inc.

Subscribed and sworn to before me
this 7th day of August, 2006

Kathy Miller, Notary Public
Macomb County, Michigan
Acting in Oakland County, Michigan
My Commission Expires: August 15, 2007

ovonicsatwork

Energy Conversion Devices, Inc.

www.ovonic.com

AMENDMENT TO CONSUMER BATTERY LICENSE AGREEMENT

            This Amendment to the Consumer Battery License Agreement of August 8, 2006 (the “Amendment to CBLA”) effective as of May 22, 2009 (“Amendment Effective Date”), by and between Ovonic Battery Company, Inc. a corporation of the state of Delaware, the United States of America, 2983 Waterview Drive, Rochester Hills, Michigan 48309 (‘OBC”) and TMK Power Industries Ltd, a Chinese company, having a place of business at San-Jun Industrial Park, Hua-Wang Road, Da-Lang, Long-Hua Town, Shenzhen 518109, Peoples Republic of China (“TMK”).

Recitals

            WHEREAS, TMK and Ovonic entered into the Consumer Battery License Agreement (“CBLA”) pursuant to which, among other things, TMK was obligated (i) make the up-front license fee payments as set forth in Appendix II attached to the CBLA, and (ii) pay to OBC running royalties on, among other things, its worldwide sales of Licensed Consumer Batteries;

            WHEREAS, as a result of TMK’s delinquent payment to OBC of both up-front license fees and running royalty payments, OBC and TMK have had discussions to amicably resolve their differences and relist TMK on Ovonic’s website; and

            WHEREAS, pursuant to their discussions, OBC and TMK desire to restructure Appendix II to the CBLA in the manner and based upon the consideration set forth herein.

            NOW, THEREFORE, based on the premises and mutual promises and obligations set forth herein, the parties hereto, hereby agree as follows:

1. Definitions

1.1             Capitalized Terms. As used herein, unless specifically noted, all capitalized terms shall have the meanings set forth in the CBLA.

2. New Terms and Conditions

2.1             New Terms. Appendix II is hereby replaced in its entirety by the following Amended Appendix II. Pursuant to this Amended Appendix II, effective upon OBC’s receipt of the initial twenty thousand US dollar (US$20,000) payment, the running royalty to be paid by TMK on the Net Selling Price of its Licensed Consumer Batteries shall be 2.5% .

Amended Appendix II

		Cumulative	Running
Payment	Up-front	Up-front	Royalty
Schedule	Payment	Payment	Rate
May, 2009	US$20K	US$20K	2.5%
August, 2009	US$40K	US$60K	2.5%
December, 2009	US$40K	US$100K	2.5%
February 1, 2010*(see Section 2.3)	0	US$100K	2.0%

Future Royalty Reductions and Up-front Fees

Gross Sales reach $30M/Yr	US$200K	US$300K	1.5%
Gross Sales reach $50M/Yr	US$500K	US$800K	0.50%
Gross Sales reach $75M/Yr	US$1M	US$1.8M	0.50%
Gross Sales reach $150M/Yr	US$1.5M	US$3.3M	0.50%
Gross Sales reach $250M/Yr	US$1.7M	US$5M	0.50%

2.2             Reinstatement. Immediately upon receipt by Ovonic of the first up-front license fee payment of twenty thousand US dollars (US$20,000), Ovonic shall reinstate TMK as a licensee in good-standing and to reflect that status, Ovonic will reinstate TMK’s name on its internet web page of Ovonic licensees.

2.3             Further Royalty Reduction. In the event that TMK timely makes two consecutive semiannual royalty payments to Ovonic on or before February 1, 2010, Ovonic shall further reduce TMK’s running royalty rate to two percent (2%) without TMK’s payment of any additional up-front fee.

2.4             Other Details.

a)	Retroactive to November 1, 2008, royalties based on TMK’s worldwide sales of Licensed Consumer Batteries shall be reported and paid semiannually:

	i)	Royalties for November 1, 2008 through April 30, 2009 shall be paid by June 30, 2009; and

	ii)	Royalties for May 1, 2009 through October 31, 2009 shall be paid by December 31, 2009.

b)	The CBLA and this Amendment to CBLA shall cover TMK’s worldwide sales of all NIMH batteries for Consumer Applications. Specifically, all

TMK nickel metal hydride (Ni-MH) products are royalty bearing, including sales in the Peoples Republic of China.

c)

The royalty rates to be paid by TMK to Ovonic on TMK’s worldwide sales of Licensed Bicycle Batteries are not effected by the reductions set forth in Appendix II above. Those royalty rates shall remain fixed at three and one-half percent (3.5%).

2.5             Integration Clause. This Amendment to CBLA embodies the entire understanding of the parties with respect to the specifically stated subject matter set forth herein and supersedes the terms in all other prior agreements with respect to such specifically stated subject matter; provided, however that related terms and understandings set forth in the CBLA remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment CBLA to be executed by their duly authorized representatives.

TMK POWER INDUSTRIES LTD.	OVONIC BATTERY COMPANY, INC.

BY:________________________	BY:__________________________
Michael A. Fetcenko

TITLE:_____________________	TITLE: President

DATE: _____________________	DATE:________________________